Exhibit 4.2

HUTCHINSON TECHNOLOGY INCORPORATED

AND

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 20, 2014

TO

INDENTURE

DATED AS OF OCTOBER 20, 2014

8.50% CONVERTIBLE SENIOR NOTES DUE 2019

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TABLE OF CONTENTS

(Continued)

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TABLE OF CONTENTS

(Continued)

		Page

ARTICLE VIII [RESERVED]		51

ARTICLE IX SATISFACTION AND DISCHARGE OF INDENTURE		51

Section 9.01	Satisfaction And Discharge Of Indenture.	51
Section 9.02	Application Of Trust Money.	52
Section 9.03	Repayment To Company.	52
Section 9.04	Reinstatement.	53
Section 9.05	Applicability Of Articles Four And Fifteen Of The Base Indenture.	53

ARTICLE X AMENDMENTS; SUPPLEMENTS AND WAIVERS		53

Section 10.01	Without Consent Of Holders. The Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:	53
Section 10.02	With Consent Of Holders.	54
Section 10.03	Compliance With Trust Indenture Act.	55
Section 10.04	Revocation And Effect Of Consents.	55
Section 10.05	Notation On Or Exchange of Securities.	55
Section 10.06	Trustee To Sign Amendments, Etc.	56
Section 10.07	Effect Of Supplemental Indentures.	56
Section 10.08	Applicability Of Article Nine Of The Base Indenture.	56

ARTICLE XI MISCELLANEOUS		56

Section 11.01	Trust Indenture Act Controls.	56
Section 11.02	Notices.	57
Section 11.03	Communications By Holders With Other Holders.	58
Section 11.04	Certificate And Opinion As To Conditions Precedent.	58
	provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.	58
Section 11.05	Record Date For Vote Or Consent Of Holders of Securities.	58
Section 11.06	Rules By Trustee, Paying Agent, Registrar And Conversion Agent.	59
Section 11.07	Legal Holidays.	59
Section 11.08	Governing Law.	59
Section 11.09	No Adverse Interpretation Of Other Agreements.	59
Section 11.10	No Recourse Against Others.	59
Section 11.11	No Security Interest Created.	59
Section 11.12	Successors.	60
Section 11.13	Multiple Counterparts.	60
Section 11.14	Separability.	60
Section 11.15	Table Of Contents, Headings, Etc.	60
Section 11.16	Calculations in Respect of the Securities.	60

EXHIBIT A Form of Security

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THIS FIRST SUPPLEMENTAL INDENTURE dated as of October 20, 2014 (this “Supplemental Indenture”) is between Hutchinson Technology Incorporated, a corporation duly organized under the laws of the State of Minnesota (the “Company”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”), and supplements the Indenture, dated as of October 20, 2014, between the Company and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Securities, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 301 of the Base Indenture provides for the Company to issue Debt Securities thereunder in the form and on the terms set forth in one or more Board Resolutions (as defined in the Base Indenture) or indentures supplemental thereto;

WHEREAS, the Company has entered into a Securities Purchase Agreement of even date herewith (as it may be amended from time to time, the “Securities Purchase Agreement”) with certain buyers set forth therein (the “Initial Purchasers”), pursuant to which the Company has agreed to issue 8.50% Convertible Senior Notes due 2019 (the “Securities”) in the original principal amount of $37.5 million, all in accordance with the terms and conditions of the Securities Purchase Agreement and the Indenture, and in order to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution (as defined in the Base Indenture), and all things necessary to make the Securities, when the Securities are executed by the Company and authenticated by the Trustee and delivered hereunder against payment of the consideration therefor, the valid obligations of the Company have been done. Further, all things necessary to duly authorize the issuance of the Common Stock (as defined herein) issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS, INCORPORATION BY REFERENCE AND SCOPE

OF SUPPLEMENTAL INDENTURE

Section 1.01 Definitions.

For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article I shall have the respective meanings assigned to them in this Article I and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or other subdivision, refer to such Article, Section or subdivision of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to the Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Supplemental Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee of the Board of Directors of the Company or any officer or employee of the Company authorized to take such action by a Board Resolution.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or obligated to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information called for by the schedule thereof.

“Change of Control” means the occurrence of any of the following after the date hereof: (i) the acquisition by any Person of beneficial ownership (defined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the consolidation or merger of the Company with or into any other Person, any merger of another Person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, provided that this clause (ii) shall not apply to (A) any transaction (y) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (z) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction by reason of such holders owning such Capital Stock in the Company immediately prior to such transaction; or (B) any merger solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or (iii) if, during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company’s Board of Directors, together with any new directors whose election to the Company’s Board of Directors, or whose nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Company’s Board of Directors then in office. Notwithstanding anything to the contrary set forth herein, it will not constitute a Change of Control if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting a Change of Control consists of common stock or American Depositary Shares representing shares of common stock, in each case which are traded on the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Select Market (or any of their respective successors), or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into such common stock and cash in lieu of fractional shares; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least three times the market capitalization of the Company before giving effect to the consolidation or merger (the “Change of Control Exception”).

“Closing Price” means, on any Trading Day, the reported last sale price per share of the Common Stock (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ Global Select Market or, if the Common Stock (or the applicable security) is not quoted on the NASDAQ Global Select Market, as reported by the principal other national or regional securities exchange on which the Common Stock (or such other security) is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).

“Common Stock” means the common stock of the Company, par value $0.01 per share as it exists on the date of this Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 266.6667 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Supplemental Indenture.

“Corporate Trust Office” means the office of the Trustee at which any particular time the trust created by this Supplemental Indenture shall be administered, which initially will be the office of U. S. Bank National Association, located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means October 31, 2019.

“Fundamental Change” means, following the original issuance of the Securities, the occurrence of a Change of Control, a Liquidation Event or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Security means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information called for by the schedule thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indenture” has the meaning set forth in the Recitals of the Company.

“Initial Purchasers” has the meaning set forth in the Recitals of the Company.

“Interest Payment Date” means April 30 and October 31 of each year, commencing April 30, 2015.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Liquidation Event” means the Company is liquidated or dissolved or shareholders of the Company approve any plan or proposal for the Company’s liquidation or dissolution.

“Officer” means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers; provided, however, that for purposes of Sections 4.08 and 5.03 hereof, “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company and (b) one other Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Regular Record Date” means, with respect to each Interest Payment Date, April 15 or October 15, as the case may be, next preceding such Interest Payment Date.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning specified in the Recitals of the Company, and includes any Security or Securities, as the case may be, authenticated and delivered under this Supplemental Indenture, including any Global Security.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Securities Purchase Agreement” has the meaning set forth in the Recitals of the Company.

“Stock Price” means the price paid, or deemed to be paid, per share of the Common Stock in connection with a Fundamental Change as determined pursuant to Section 4.01(f) hereof.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital

Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means the termination (but not the temporary suspension) of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible are not listed for trading on any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors), and no American Depository Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Supplemental Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which (i) trading in the Common Stock generally occurs on the NASDAQ Global Select Market or, if the Common Stock is not quoted on the NASDAQ Global Select Market, the principal other national or regional securities exchange on which the Common Stock is listed, or if the Common Stock is not then listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Closing Price for the Common Stock is available on such securities exchange or market; provided, however, that if the Common Stock is not so listed or traded, “Trading Day” means any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” has the meaning set forth in the Recitals of the Company.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliated Parties”	4.01
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Beneficial Ownership”	4.01
“Business Combination”	4.10
“Code”	5.08
“Company Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	4.02
“Current Market Price”	4.09
“DTC”	4.06
“Depositary”	2.01
“Determination Date”	4.06
“Distributed Securities”	4.06
“Distribution Notice”	4.01
“Event of Default”	7.01
“Expiration Date”	4.06
“Expiration Time”	4.06
“Fundamental Change Company Notice”	3.02
“Fundamental Change Repurchase Date”	3.02
“Fundamental Change Repurchase Notice”	3.02
“Legal Holiday”	11.07
“Make-Whole Fundamental Change”	4.01
“Make-Whole Premium”	4.01
“Notice of Default”	7.01
“Paying Agent”	2.03
“Permitted Assignees”	3.07
“Primary Registrar”	2.03
“Purchased Shares”	4.06
“Put Right”	3.07
“record date”	4.06
“Receiver”	7.01
“Registrar”	2.03
“Rights”	4.06
“Rights Plan”	4.06
“Spinoff Securities”	4.06
“Spinoff Valuation Period”	4.06
“tender offer”	4.06
“Triggering Distribution”	4.06

Section 1.03 Trust Indenture Act Provisions.

Whenever this Supplemental Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Supplemental Indenture. This Supplemental

Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Supplemental Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means the Base Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other capitalized terms used in this Supplemental Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04 Rules Of Construction.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) words in the singular include the plural, and words in the plural include the singular;

(4) provisions apply to successive events and transactions;

(5) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(6) the masculine gender includes the feminine and the neuter; and

(7) references to agreements and other instruments include subsequent amendments thereto.

Section 1.05 Scope of Supplemental Indenture.

This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Securities, and shall not apply to any other Debt Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Debt Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Securities shall constitute a single series of Debt Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Debt Securities voting together as a single class, the consent of Holders of the Securities voting as a separate class shall also be required and the same threshold shall apply. For the avoidance of doubt, any matter requiring consent under this Supplemental Indenture or otherwise impacting only the Securities and no other Debt Securities shall only require the consent of the Holders of the Securities to the extent required by and in accordance with the terms and conditions of Article X hereof. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Base Indenture.

ARTICLE II

THE SECURITIES

Section 2.01 Form And Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) Global Securities. All of the Securities are initially being offered and sold in reliance on an effective registration statement under the Securities Act and shall be issued initially in the form of a Global Security, which shall be deposited with the Trustee, at its Corporate Trust Office, as custodian for The Depository Trust Company (“DTC” and such depositary, or successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect issuances, replacements, exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear a legend substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02 Execution And Authentication.

(a) The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is limited to Securities in the aggregate original principal amount of $37.5 million, which shall be issued on the date hereof subject to the terms and conditions set forth in the Securities Purchase Agreement and in compliance with the Indenture.

(b) An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(c) If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d) A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under the Indenture.

(e) The Trustee shall authenticate and make available for delivery Securities for original issue upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, whether such securities will be represented by a Global Security or Certificated Securities and the date on which each original issue of Securities is to be authenticated.

(f) The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03 Registrar, Paying Agent and Conversion Agent.

(a) The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to the Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of the Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.01 and Article IX hereof).

(c) The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and designates the Corporate Trust Office of the Trustee as the office where notices and demands to or upon the Company in respect of the Securities and the Indenture shall be served.

Section 2.04 Paying Agent To Hold Money In Trust.

Prior to 12:00 p.m. (noon), New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.03 hereof, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m. (noon), New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05 Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

Section 2.06 Transfer And Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12 hereof, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 4.02(e) or 10.05 hereof.

(b) Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a

Fundamental Change Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under the Indenture, as the Securities surrendered upon such transfer or exchange.

(d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

Section 2.07 Replacement Securities.

(a) If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon delivery of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III, or converted pursuant to Article IV, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c) Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d) Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of the Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e) The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08 Outstanding Securities.

(a) Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article III hereof, those converted pursuant to Article IV hereof, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

(b) If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c) If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding securities on a Fundamental Change Repurchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Repurchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest on them shall cease to accrue.

(d) Subject to the restrictions contained in Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for the Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor. Notwithstanding anything to the contrary in the TIA and to the maximum extent permitted by the TIA (it being understood that the provisions of Section 316(a) of the TIA are hereby expressly excluded to the extent inconsistent with this sentence), for purposes of this Section 2.09, no Holder shall be deemed to be an Affiliate of the Company solely as a result of such Holder’s ownership of the Securities or shares of Common Stock issued or issuable upon conversion of the Securities.

Section 2.10 Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company. All Securities which are purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article III hereof shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities.

Section 2.12 Additional Transfer And Exchange Requirements.

(a) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under the Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of the Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(b) Whenever any Security other than a Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

As used in this Section 2.12(b), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(c) The provisions below shall apply to Global Securities:

(1) Each Global Security authenticated under the Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of the Indenture.

(2) Notwithstanding any other provisions of the Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities and the Depositary requests the issuance of Certificated Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) Subject to clause (6) of this Section 2.12(c), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(5) In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(c), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(7) At such time as all interests in a Global Security have been converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 hereof. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

Section 2.13 CUSIP Numbers.

The Company in issuing the Securities may use a “CUSIP” number (if then generally in use), and, if so, the Trustee shall use the “CUSIP” number in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such number. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” number.

Section 2.14 No Additional Amounts.

Section 1004 of the Base Indenture shall not apply to the Securities.

ARTICLE III

REDEMPTION AND PURCHASE

Section 3.01 No Optional Redemption; No Sinking Fund.

Prior to the Final Maturity Date, the Securities shall not be redeemable at the option of the Company. The Securities shall not have the benefit of a sinking fund.

Section 3.02 Repurchase Of Securities At Option Of The Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs prior to the Final Maturity Date (or an event that would have been a Change of Control but for the existence of the Change of Control Exception), each Holder of a Security shall have the right, at the option of the Holder, provided that no Default or Event of Default has occurred and is continuing (other than a Default in the payment of the Fundamental Change Repurchase Price), to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date that is not less than 30 days nor more than 45 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.02(b) hereof (the “Fundamental Change Repurchase Date”).

(b) On or before the 30th day after the occurrence of a Fundamental Change (or an event that would have been a Change of Control but for the existence of the Change of Control Exemption), the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners to the extent and in the manner required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(1) the events causing such Fundamental Change;

(2) the date of such Fundamental Change;

(3) the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.02;

(4) the Fundamental Change Repurchase Date;

(5) the Fundamental Change Repurchase Price;

(6) the Holder’s right to require the Company to purchase the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9) the procedures that the Holder must follow to exercise rights under Article IV hereof and that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Common Stock pursuant to Article IV of this Supplemental Indenture only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

(10) the procedures that the Holder must follow to exercise rights under this Section 3.02;

(11) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(12) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

(13) the CUSIP number of the Securities, provided that if such notice is provided by the Trustee, no representation is made as to the correctness or accuracy of such CUSIP number.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and submitted to the Trustee along with an Officers’ Certificate and written request within 20 days after the occurrence of a Fundamental Change. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c) A Holder may exercise its rights specified in Section 3.02(a) hereof upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law.

(1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased and (C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Supplemental Indenture.

(2) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(3) The Company shall only be obliged to purchase, pursuant to this Section 3.02, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Supplemental Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4) Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.02(c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03 hereof.

(5) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

(6) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.03 Effect Of Fundamental Change Repurchase Notice.

(a) Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in Section 3.03(b) hereof) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.02 hereof have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.02(c) hereof. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article IV hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn in accordance with Section 3.03(b) hereof with respect to the Securities to be converted.

(b) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Repurchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in withdrawable part (or if the Securities are not certificated, such written notice must comply with the procedures of the Depositary) and (3) the portion, if any, of the principal amount of the Security that will remain subject to the Fundamental Change Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

Section 3.04 Deposit of Fundamental Change Repurchase Price.

(a) On or before 12:00 p.m.(noon) New York City time on the Business Day following the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04 hereof) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Repurchase Date.

(b) If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture then, on the Business Day following the applicable Fundamental Change Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Repurchase Date.

(c) The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Supplemental Indenture.

(d) If a Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Fundamental Change Repurchase Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.05 Repayment To The Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 hereof exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.06 Compliance With Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase of Securities under Section 3.02 hereof, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule) and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.02 through 3.05 hereof to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Supplemental Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations, and the Company shall give prompt written notice to the Trustee of such modifications.

Section 3.07 Repurchase Of Securities At Option Of Initial Purchasers.

The Initial Purchasers and the Permitted Assignees (as defined in the Securities Purchase Agreement) have the right, at their option, to require the Company to repurchase for cash Securities with an aggregate principal amount of up to $7.5 million, to the extent and as more fully provided in Section 1(e) the Securities Purchase Agreement (the “Put Right”). The rights and obligations of the Company and the Initial Purchasers and the Permitted Assignees relating to the Put Right shall be governed by the Securities Purchase Agreement and not the Indenture unless otherwise specifically provided for in this Supplemental Indenture. Any Securities purchased by the Company pursuant to the Put Right shall be surrendered to the Trustee for cancellation.

Section 3.08 Purchase Of Securities In Open Market.

The Company (a) shall, in accordance with Section 2.11 hereof, surrender any Security purchased by the Company pursuant to this Article III to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11 hereof. The Company may repurchase Securities in open market and negotiated transactions.

Section 3.09 Applicability Of Article Thirteen Of Base Indenture.

Article Thirteen of the Base Indenture shall not apply to the Securities.

ARTICLE IV

CONVERSION

Section 4.01 Conversion Privilege And Conversion Rate.

(a) Upon compliance with the provisions of this Article IV, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date, unless previously purchased by the Company at the Holder’s option, at the Conversion Rate in effect at such time, determined as hereinafter provided and subject to the adjustments described below. Upon conversion of a Security, the Holder of such Security shall receive a number of shares of Common Stock equal to the product of (i) the number obtained by dividing the principal amount of the Security converted by $1,000 and (ii) the Conversion Rate in effect on the applicable Conversion Date; provided, however, that in lieu of any fractional share of Common Stock, the Company shall deliver an amount of cash equal to the product of (i) such fraction of a share and (ii) the Closing Price of the Common Stock on the applicable Conversion Date (or, if the applicable Conversion Date is not a Trading Day, the Trading Day immediately preceding such Conversion Date). The Company shall deliver the consideration due with respect to the conversion of any Security as soon as practicable after the applicable Conversion Date, but in no event later than three Business Days after the applicable Conversion Date.

(b) The conversion rights pursuant to this Article IV shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date and shall be exercisable at any time, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is submitted or presented for purchase pursuant to Article III hereof, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Security (unless the Company shall fail to make the Fundamental Change Repurchase Price payment when due in accordance with Article III hereof, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is purchased). Securities in respect of which a Fundamental Change Repurchase Notice has been delivered may not be surrendered for conversion pursuant to this Article IV prior to a valid withdrawal of such Fundamental Change Repurchase Notice in accordance with the provisions of Article III hereof.

(c) Provisions of this Supplemental Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(d) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock.

(e) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(f) and Section 4.06 hereof.

(f) If prior to the Final Maturity Date, there shall have occurred a Fundamental Change (a “Make-Whole Fundamental Change”), the Company shall pay a “Make-Whole Premium” to the Holders of the Securities who convert their Securities from time to time during the period beginning on the Fundamental Change Effective Date and ending at the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by increasing the Conversion Rate for such Securities. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make-Whole Premium shall be determined by the Company by reference to the table below, based on the Fundamental Change Effective Date and the Stock Price of such Fundamental Change; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $12.00 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $3.00 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid. If Holders of the Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Prices of the Common Stock for each of the 10 Trading Days immediately preceding, but not including, the applicable Fundamental Change Effective Date.

Make-Whole Premium Upon Make-Whole Fundamental Change (Increase in Applicable Conversion Rate)

Stock Price on Fundamental Change Effective Date	On or Prior to October 31, 2016	October 31, 2017	October 31, 2018	October 31, 2019
$3.00	85.0000	56.6667	28.3333	0.0000
$3.25	78.4615	52.3077	26.1538	0.0000
$3.57	71.4286	47.6190	23.8095	0.0000
$3.75	68.0000	45.3333	22.6667	0.0000
$4.00	63.7500	42.5000	21.2500	0.0000
$5.00	51.0000	34.0000	17.0000	0.0000
$6.00	42.5000	28.3333	14.1667	0.0000
$7.00	36.4286	24.2857	12.1429	0.0000
$8.00	31.8750	21.2500	10.6250	0.0000
$9.00	28.3333	18.8889	9.4444	0.0000
$10.00	25.5000	17.0000	8.5000	0.0000
$11.00	23.1818	15.4545	7.7273	0.0000
$12.00	21.2500	14.1667	7.0833	0.0000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make-Whole Premium as described above.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 266.6667 per $1,000 principal amount, other than on account of proportional adjustments to the Conversion Rate in the manner set forth in clauses (1) and (2) of Section 4.06(a) hereof, unless the Company obtains shareholder approval of the increase in the Conversion Rate; provided, however, that the Company shall not undertake a Make-Whole Fundamental Change without first obtaining shareholder approval for the increase in the applicable Conversion Rate provided for in the table above.

The additional shares of Common Stock delivered to satisfy the Company’s obligations to Holders that convert their Securities in connection with a Make-Whole Fundamental Change and cash in lieu of fractional shares will be delivered by the Company upon the later of the settlement date for the conversion and promptly following the Fundamental Change Effective Date or the effective date of such other event.

Promptly upon the occurrence of any Make-Whole Fundamental Change, the Company shall deliver notice to each Holder and the Trustee, which notice will state that a Make-Whole Fundamental Change has occurred and include the Make-Whole Premium, if any. Simultaneously with delivering such notice, the Company shall publish the information contained in such notice on its website.

(g) By delivering the number of shares of Common Stock issuable on conversion and cash in lieu of fractional shares to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and, except as otherwise provided in Section 4.02(c) hereof, its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(h) Notwithstanding any other provision of the Indenture to the contrary, during any period of time in which a person’s Beneficial Ownership (as defined below) of Common Stock is less than 5%, such person shall not have the right to convert all or any portion of any Security into shares of Common Stock to the extent that upon and after giving effect to such conversion, such person (together with such person’s Affiliates and any other persons or entities whose Beneficial Ownership of Common Stock would be aggregated with such person’s for purposes of Section 13(d) of the Exchange Act (the “Affiliated Parties”) (including shares held by any “group” of which such person or any of its Affiliated Parties is a member) would have Beneficial Ownership of more than 4.99% of the total number of shares of Common Stock then issued and outstanding; provided, that, such person may, from time to time, at its option and upon not less than sixty-one (61) days’ prior notice to the Company, elect to increase such limitation to any other percentage not in excess of 9.99% of the number of outstanding shares of Common Stock then outstanding. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The Company hereby covenants and agrees not to adopt any shareholder rights plan or take any other action which would have the effect of restricting or adversely affecting a person’s election to change such percentage limitation hereunder.

(i) For purposes of Sections 4.01(h) above, “Beneficial Ownership” shall mean the number of shares of Common Stock beneficially owned by a person and its Affiliated Parties (and any other persons or entities acting as a “group” together with a person or any of such Holder’s Affiliated Parties) and shall include the number of shares of Common Stock issuable upon conversion of the Securities with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of the Securities beneficially owned by such person or any of its Affiliated Parties (and any other persons or entities acting as a “group” together with such person or any of such person’s Affiliated Parties) and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company exercisable for or convertible into Common Stock that are subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such person or any of its Affiliated Parties (and any other persons or entities acting as a “group” together with such person or any of such person’s Affiliated Parties). Except as set forth in the preceding sentence, for purposes of Section 4.01(h) hereof, Beneficial Ownership shall be calculated (and, for such purpose, whether any person or entity forms a “group” with any person or such person’s Affiliated Parties will be determined) in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher Beneficial Ownership for any such party, then such Beneficial Ownership will be calculated in accordance with Section 16 of the Exchange Act and the rules and regulations thereunder), it being acknowledged by each person that the Company is not representing to any person that such calculation is in compliance with Section 13(d) of the Exchange Act and each person is solely responsible for any schedules required to be filed in accordance therewith. To the extent that an ownership limitation contained in Section 4.01(h) hereof applies, the determination of whether the Securities owned by a person are convertible (in relation to other securities owned by such person together with its Affiliated Parties (and any other persons or entities acting as a “group” together with such person or any of such person’s Affiliated Parties)) and of which portion of the Securities owned by such person is convertible shall be in the sole discretion of such person, and the submission of a conversion notice to the Conversion Agent (pursuant to Section 4.02 hereof) shall be deemed to be such person’s determination of whether the Securities owned by such person are convertible (in relation to other securities owned by such person together with any of its Affiliated Parties (and any other persons or entities acting as a “group” together with such person or any of such person’s Affiliated Parties)) and of which portion of such Securities are convertible, in each case subject to the then applicable ownership limitation (as determined in accordance with Section 4.01(h) hereof), and neither the Company nor the Conversion Agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To ensure compliance with this restriction, the person will be deemed to represent to the Company each time it delivers a conversion notice (pursuant to Section 4.02 hereof) that such conversion notice has not violated the restrictions set forth in Section 4.01(h) hereof.

(j) For the avoidance of doubt, if a person purports to convert any Security into shares of Common Stock hereunder and any delivery otherwise owed to such person hereunder is not made, in whole or in part, as a result of the then applicable ownership limitation (as determined in accordance with Section 4.01(h) hereof), then the person’s rights under the relevant Security pursuant to which such delivery was not made will not be extinguished and, instead such Security will be deemed to have never been converted by such person.

Section 4.02 Conversion Procedure.

(a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (4) pay all transfer or similar taxes, if required pursuant to Section 4.04 hereof, and (5) pay funds equal to the interest payable on the Interest Payment Date immediately following the Conversion Date, if required pursuant to Section 4.02(c) hereof. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will deliver the shares of Common Stock and cash in lieu of fractional shares as promptly as practicable after the Conversion Date, but in no event later than three Business Days after the Conversion Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the close of business on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the applicable Conversion Rate as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

(c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date, except to the extent of any overdue interest that is due at the time of conversion, unless (i) such Securities are converted after the close of business on the Regular Record Date immediately preceding the Final Maturity Date, or (ii) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to such Interest Payment Date and the Holder surrenders the Securities for conversion after the close of business on such Regular Record Date and prior to the open of business on such Fundamental Change Repurchase Date, in which cases no such payment will be required. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.

(d) Subject to Section 4.02(c) hereof, nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Supplemental Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03 hereof) shall be based on the aggregate principal amount of all Securities so converted.

(e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee, upon receipt of a Company Order and all Opinions of Counsel and Officers’ Certificates as are required to be delivered to the Trustee pursuant to the terms of this Supplemental Indenture, shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03 Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash equal to the product of (i) such fraction of a share and (ii) the Closing Price of the Common Stock on the applicable Conversion Date (or, if the applicable Conversion Date is not a Trading Day, the Trading Day immediately preceding such Conversion Date).

Section 4.04 Taxes On Conversion.

If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock upon such conversion,

unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay such tax. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due in accordance with the immediately preceding sentence. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 4.05 Company To Provide Stock.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.

Section 4.06 Adjustment Of Conversion Rate.

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3) If the Company shall issue rights or warrants to all holders of its outstanding Common Stock entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (9) of this Section 4.06(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock that such rights or warrants entitle holders thereof to subscribe for or purchase (or into which such convertible securities are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants (or convertible securities) are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion

Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4) If the Company shall make a dividend or other distribution to all holders of its Common Stock of Capital Stock, other than Common Stock, or evidences of indebtedness or other assets of the Company (excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.06(a)(3) hereof, (y) dividends or distributions in connection with a reclassification, change, consolidation, merger, combination, liquidation, dissolution, winding up, sale or conveyance resulting in a change in the conversion consideration, or pursuant to any shareholder rights plan or (z) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.06(a)(6) hereof) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date as if each Holder had converted such Security into Common Stock immediately prior to the record date with respect to such distribution) the Conversion Rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be Current Market Price per share on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of the Securities, so that the same shall be equal to the rate determined by multiplying the applicable Conversion Rate in effect on and after the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the NASDAQ Global Select Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average of the Closing Prices over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution.

(5) With respect to any rights, rights certificates or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan (including any rights plan that the Company implements after the date of this Supplemental Indenture, a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 4.06, upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that

Holders would not be entitled to receive any rights in respect of the shares of Common Stock issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.06(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights, rights certificates or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights, rights certificates or warrants pursuant to this Section 4.06(a). Other than as specified in this clause (5) of this Section 4.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(6) If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(7) If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (7) of Section 4.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

(8) For purposes of this Section 4.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(9) For purposes of any computation under this Section 4.06, “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for each of the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if

(A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) hereof occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(B) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a) (1), (2), (3), (4), (5), (6) or (7) hereof occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(C) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 4.06(a)(9), the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.06(a)(4) or (7) hereof, whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 4.06(a)(7) hereof, if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 4.06(a)(7) hereof) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a)(1), (2), (3), (4), (5) or (6) hereof occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 4.09(a) the term “ex” date, when used:

(A) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(b) In any case in which this Section 4.06 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.08 hereof) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.

Section 4.07 No Adjustment

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and made, regardless of whether the aggregate adjustment is less than 1%, (i) on each anniversary of the Issue Date of the Securities and (ii) on the Conversion Date for any Securities. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

(e) Notwithstanding anything to the contrary provided in Section 4.06 hereof, in no event shall the Conversion Rate as adjusted in accordance with Section 4.06 hereof exceed 266.6667 per $1,000 principal amount, other than on account of proportional adjustments to the Conversion Rate in the manner set forth in clauses (1) and (2) of Section 4.06(a), unless the Company obtains shareholder approval of the increase in the Conversion Rate; provided, however, that the Company shall not undertake any action described in clauses (3), (4), (5), (6) or (7) of Section 4.06(a) above without first obtaining shareholder approval for the increase in the applicable Conversion Rate that would otherwise be required as a result of such action.

Section 4.08 Notice of Adjustment.

Whenever the Conversion Rate is required to be adjusted pursuant to this Supplemental Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.09 Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

If any of following events occur (each, a “Business Combination”):

(1) any recapitalization, reclassification or change of the Common Stock, other than changes resulting from a subdivision or a combination,

(2) a consolidation, merger or combination involving the Company,

(3) a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than one or more of the Company’s subsidiaries, or

(4) any statutory share exchange,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holders of the Securities then outstanding will be entitled thereafter to convert such Securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such Business Combination had such Securities been converted into Common Stock immediately prior to such Business Combination, except that such Holders will not receive the Make-Whole Premium if such Holder does not convert its Securities “in connection with” the relevant Make-Whole Fundamental Change. A conversion of the Securities by a Holder will be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the notice of such conversion is provided in compliance with Section 4.02(a) hereof to the Conversion Agent on or subsequent to the Fundamental Change Effective Date but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be (i) based on the weighted average of elections made by Holders of the Securities who participate in such determination, (ii) subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such Business Combination and (iii) conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by shareholders of the Company, and (b) two Trading Days prior to the anticipated effective date of the Business Combination. The

Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Trustee. In the event the effective date of the Business Combination is delayed beyond the initially anticipated effective date, Holders of the Securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with this Section 4.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article III hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into shares of Common Stock prior to the effective date of the Business Combination.

Section 4.11 Trustee’s Disclaimer.

(a) The Trustee shall have no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article IV.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10 hereof, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.04 of this Supplemental Indenture.

Section 4.12 Voluntary Increase.

The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 Business Days, and the Company provides 15 days’ prior written notice to any increase in the Conversion Rate to the Trustee and Holders. The Company may also make such an increase to the Conversion Rate as the Board of Directors determines would avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 266.6667 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) and (2) of Section 4.06(a) hereof, unless the Company obtains shareholder approval of the increase in the Conversion Rate.

ARTICLE V

COVENANTS

Section 5.01 Payment Of Securities.

(a) This Section 5.01 shall supersede Section 1001 of the Base Indenture and all references in the Base Indenture to Section 1001 thereof shall be deemed, for the purposes of the Securities, to be references to this Section 5.01. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Supplemental Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m. (noon), New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02 hereof, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Fundamental Change Repurchase Price, and interest, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with the Indenture, money sufficient to pay all such amounts then due.

(b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made through the Paying Agent by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

Section 5.02 SEC and Other Reports.

(a) This Section 5.02 shall supersede Section 704 of the Base Indenture and all references in the Base Indenture to Section 704 thereof shall be deemed, for the purposes of the Securities, to be references to this Section 5.02. The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or

15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of TIA Section 314(a). If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will make publicly available the information specified in Rule 144(c)(2) under the Securities Act on a quarterly basis.

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.03 Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending September 25, 2015), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Supplemental Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Supplemental Indenture.

Section 5.04 Further Instruments And Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Supplemental Indenture.

Section 5.05 Maintenance Of Corporate Existence.

Subject to Article VI hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06 Stay, Extension And Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Supplemental Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.07 Maintenance of Office or Agency.

This Section 5.07 shall supersede Section 1002 of the Base Indenture and all references in the Base Indenture to Section 1002 thereof shall be deemed, for the purposes of the Securities, to be references to this Section 5.07. The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or purchase and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02 hereof.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

Section 5.08 Portfolio Interest Exemption.

The Company agrees that payments of interest on Securities are eligible for the “portfolio interest” exemption from U.S. federal withholding tax under Sections 871(h) and 881(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provided that the beneficial owner of such Securities provides the appropriate IRS Form(s) W-8 and that the beneficial owner is not a 10-percent shareholder of the Company (within the meaning of Section 871(h)(3)(B) of the Code), a controlled foreign corporation to which the Company is related, or a bank extending credit to the Company in the ordinary course of its trade or business.

Section 5.09 Reimbursement of Expenses.

The Company will reimburse the Initial Purchasers and the Permitted Assignees on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the Securities Purchase Agreement and this Supplemental Indenture including, without limitation, the purchase of the Securities, any exercise of the Put Right under Section 1(e) of the Securities Purchase Agreement and the enforcement of their rights and obligations hereunder and thereunder.

Section 5.10 Issuance of Common Stock.

The Company covenants that any shares of Common Stock issued upon conversion of Securities will be validly issued, fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

Section 5.11 Redemption of 8.50% Convertible Senior Notes Due 2026.

On or before December 16, 2014, the Company shall mail or cause to be mailed a notice of redemption (the “Notice”) to each record holder of 8.50% Convertible Senior Notes due 2026 (the “2026 Notes”) issued under the Indenture dated as of February 11, 2011 between the Company and Wells Fargo Bank, National Association, as trustee (the “2026 Indenture”). The Notice shall provide for the redemption of all of the then outstanding 2026 Notes on January 15, 2015 and shall comply with the applicable provisions of the 2026 Indenture. The Company hereby further covenants that it shall redeem or otherwise repurchase all the then outstanding 2026 Notes on or before January 15, 2015.

ARTICLE VI

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 6.01 Company May Consolidate, Etc., Only On Certain Terms.

The Company may not consolidate with or merge into any Person or convey, transfer or lease the property and assets, substantially as an entirety, of the Company to another Person, unless:

(1) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) such Person (if other than the Company) expressly assumes, by an indenture supplemental to the Base Indenture, executed and delivered to the Trustee, the obligations of the Company under the Securities and the Indenture and the performance or observance of every covenant and provision of the Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV hereof, by supplemental indenture executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article VI and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article VI, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entirety, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.01 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

Section 6.03 Applicability Of Article Eight Of The Base Indenture.

Article Eight of the Base Indenture shall not apply to the Securities. The provisions set forth in this Article VI shall, with respect to the Securities, supersede in their entirety Article Eight of the Base Indenture, and all references in the Base Indenture to Article Eight thereof and the provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article VI or the applicable provisions set forth in this Article VI, respectively.

ARTICLE VII

DEFAULT AND REMEDIES

Section 7.01 Events Of Default.

(a) An “Event of Default” with respect to the Securities shall occur if:

(1) the Company shall fail to pay when due the Principal or any Fundamental Change Repurchase Price of any Security, when the same becomes due and payable, whether at the Final Maturity Date, upon acceleration, repurchase or otherwise; or

(2) the Company shall fail to pay an installment of cash interest on any of the Securities, which failure continues for 30 days after the date when due; or

(3) the Company shall (A) fail to deliver when due any consideration payable upon conversion of the Securities, which failure continues for 5 days or (B) fail to comply with the provisions of Section 5.11 hereof, which failure continues for 5 days; or

(4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(5) default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6) upon the exercise of the Put Right set forth in Section 1(e) of the Securities Purchase Agreement by any of the Initial Purchasers or the Permitted Assignees, the failure by the Company to repurchase all or any portion of the Securities so put or to pay the interest accrued and payable in connection therewith, in each case pursuant to Section 1(e) of the Securities Purchase Agreement; or

(7) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding; or

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Receiver of the Company or for all or substantially all of the property of the Company;

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) the Company shall fail to timely issue a Fundamental Change Company Notice in accordance with Section 3.02(b) hereof.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b) Notwithstanding Section 7.01(a) hereof, no Event of Default under clauses (4) or (5) of Section 7.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 7.01(a) hereof, as applicable, after receipt of such notice. A notice given pursuant to this Section 7.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.01 is cured, it ceases.

(c) The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer with responsibility for the Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer with responsibility for the Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to the Indenture.

Section 7.02 Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (7) or (8) of Section 7.01(a) hereof) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 7.01(a)(7) or (8) hereof occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all payments due to the Trustee and any predecessor

Trustee under Section 607 of the Base Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 7.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or the Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

Section 7.04 Waiver Of Defaults And Events Of Default.

Subject to Sections 7.07 and 10.02 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Common Stock or any Default or Event of Default in respect of any provision of the Indenture or the Securities which, under Section 10.02 hereof, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.

Section 7.05 Control By Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 7.06 Limitations On Suits.

(a) A Holder may not pursue any remedy with respect to the Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article IV hereof) unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b) No Holder of a Security shall have any right under any provision of the Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 7.07 Rights Of Holders To Receive Payment And To Convert.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Security to receive payment of the principal amount, Fundamental Change Repurchase Price, or Make-Whole Premium and interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and the Indenture, (whether upon repurchase or otherwise), and to convert such Security in accordance with Article IV hereof, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article IV hereof, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 7.08 Collection Suit By Trustee.

If an Event of Default described in clause (1) or (2) of Section 7.01(a) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.09 Trustee May File Proofs Of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607 of the Base Indenture or otherwise owing to the Trustee under the Base Indenture or this Supplemental Indenture, and to the extent that such payment of the compensation, reasonable expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10 Priorities.

(a) If the Trustee collects any money or property pursuant to this Article VII, it shall pay out the money or property in the following order:

(1) First, to the Trustee for amounts due under Section 607 of the Base Indenture and otherwise due to the Trustee under the Base Indenture and this Supplemental Indenture;

(2) Second, to Holders for amounts due and unpaid on the Securities for the principal amount, and interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;

(3) Third, to such other Person or Persons, if any, to the extent entitled thereto; and

(4) Fourth, the balance, if any, to the Company.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 7.11 Undertaking For Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This

Section 7.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Supplemental Indenture, as permitted by the TIA.

Section 7.12 Applicability Of Article Five Of The Base Indenture.

Article Five of the Base Indenture shall not apply to the Securities. The provisions set forth in this Article VII shall, with respect to the Securities, supersede in their entirety Article Five of the Base Indenture, and all references in the Base Indenture to Article Five thereof and the provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article VII or the applicable provisions set forth in this Article VII, respectively.

ARTICLE VIII

[RESERVED]

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01 Satisfaction And Discharge Of Indenture.

(a) The Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture, when either:

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.03 hereof) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation,

(i) have become due and payable, or

(ii) will become due and payable at the Final Maturity Date within one year;

provided in the case of clause (B), that

(1) the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date;

(2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article IV hereof, the obligations of the Company to the Trustee under Section 607 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.01(a) hereof, the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 5.01 and 11.05 hereof, Article IV hereof, and this Article IX, shall survive until the Securities have been paid in full.

Section 9.02 Application Of Trust Money.

Subject to the provisions of Section 9.03 hereof, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 hereof and shall apply the deposited money in accordance with the Indenture and the Securities to the payment of the principal of and interest on the Securities.

Section 9.03 Repayment To Company.

(a) The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 9.01 hereof and (2) held by them at any time.

(b) The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 9.04 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 9.02 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 9.02 hereof; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

Section 9.05 Applicability Of Articles Four And Fifteen Of The Base Indenture.

Article Four of the Base Indenture shall not apply to the Securities. The provisions set forth in this Article IX shall, with respect to the Securities, supersede in their entirety Article Four of the Base Indenture, and all references in the Base Indenture to Article Four thereof and the provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article IX or the applicable provisions set forth in this Article IX, respectively. Article Fifteen shall not apply to the Securities.

ARTICLE X

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01 Without Consent Of Holders. The Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(a) evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Securities;

(b) adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(c) securing the Company’s obligations in respect of the Securities;

(d) evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article Six of the Base Indenture;

(e) complying with the requirements of the SEC in order to effect or maintain the qualification of the Base Indenture under the TIA, as contemplated by the Indenture or otherwise;

(f) complying with the provisions of any securities depositary, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or Registrar, relating to transfers and exchanges of the Securities pursuant to the Indenture;

(g) making provision with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture;

(h) curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in the Indenture; or

(i) modifying any other provisions of the Indenture (other than those affecting the rights of a Holder to convert any of the Securities) in any manner that will not adversely affect the interests of the Holders in any material respect.

Section 10.02 With Consent Of Holders.

(a) The Company and the Trustee may amend or supplement the Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. However, subject to Section 10.04 hereof, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(1) alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on, or with respect to, any Security;

(2) make any of the Securities payable in money or securities other than that stated in the Securities;

(3) change the stated maturity of any Security;

(4) reduce the principal amount or Fundamental Change Repurchase Price or any Make-Whole Premium payable (as applicable) with respect to any of the Securities, or the amount payable upon purchase pursuant to Article III hereof, with respect to any Security;

(5) make any change that adversely affects the rights of a Holder to convert any of the Securities;

(6) make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders;

(7) impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;

(8) change the currency of payment of principal of, or interest on, the Securities; or

(9) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend the Indenture or to waive any past Default or Event of Default.

(b) Without limiting the provisions of Section 10.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of the Indenture, and (ii) waive any past Default or Event of Default under the Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, or Fundamental Change Repurchase Price, or in the obligation to deliver any consideration due upon conversion, or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c) It is not necessary for the consent of the Holders of Securities under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) For the avoidance of doubt, this Section 10.02 shall supersede Section 1006 of the Base Indenture and all references in the Base Indenture to Section 1006 thereof shall be deemed, for the purposes of the Securities, to be references to this Section 10.02.

Section 10.03 Compliance With Trust Indenture Act.

Every amendment to or supplement of the Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement if such amendment or supplement is then so required to comply.

Section 10.04 Revocation And Effect Of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.

Section 10.05 Notation On Or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the

Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.06 Trustee To Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article X if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 601 of the Base Indenture, shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by the Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 10.07 Effect Of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article X, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.08 Applicability Of Article Nine Of The Base Indenture.

Article Nine of the Base Indenture shall not apply to the Securities. The provisions set forth in this Article X shall, with respect to the Securities, supersede in their entirety Article Nine of the Base Indenture, and all references in the Base Indenture to Article Nine thereof and the provisions therein, as the case may be, shall, with respect to the Securities, be deemed to be references to this Article X or the applicable provisions set forth in this Article X, respectively.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 11.02 Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Hutchinson Technology Incorporated

40 West Highland Park

Hutchinson, Minnesota 55350-9784

Attention: Investor Relations

Fax: (604) 415-6240

if to the Trustee, to:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Joshua A. Hahn

Facsimile No.: (651) 466-7430

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Notwithstanding any other provision of the Indenture or any Security, where the Indenture or any Security provides for notice of any event (including any notice of repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary as such Holder (or its designee) pursuant to the standing instructions from the Depositary or its designee.

Section 11.03 Communications By Holders With Other Holders.

Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under the Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 11.04 Certificate And Opinion As To Conditions Precedent.

(a) Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in the Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 11.05 Record Date For Vote Or Consent Of Holders of Securities.

The Company (or, in the event deposits have been made pursuant to Section 9.01 hereof, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under the Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.04 hereof, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 11.06 Rules By Trustee, Paying Agent, Registrar And Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of the Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 11.07 Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Minneapolis, Minnesota are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 11.08 Governing Law.

This Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.09 No Adverse Interpretation Of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 11.10 No Recourse Against Others.

All liability described in paragraph 17 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

Section 11.11 No Security Interest Created.

Nothing in this Supplemental Indenture or in the Securities, express or implied, shall be construed to constitute a security interest against the property of the Company under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 11.12 Successors.

All agreements of the Company in this Supplemental Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 11.13 Multiple Counterparts.

The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 11.14 Separability.

If any provisions in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15 Table Of Contents, Headings, Etc.

The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16 Calculations in Respect of the Securities.

The Company shall make all calculations under this Supplemental Indenture and the Securities. These calculations include, but are not limited to, determination of the Closing Price of the Common Stock. The Company shall make all these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide schedules of its calculations to the Trustee as required hereunder, and the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

HUTCHINSON TECHNOLOGY INCORPORATED

By:	/s/ David P. Radloff
Name: David P. Radloff
Title: CFO

U.S. BANK NATIONAL ASSOCIATION,
solely as Trustee hereunder and not in its individual capacity

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

HUTCHINSON TECHNOLOGY INCORPORATED

8.50% Convertible Senior Notes due 2019

No. [ ]	CUSIP: 448407 AL0

Hutchinson Technology Incorporated, a Minnesota corporation, promises to pay to Cede & Co. or registered assigns the principal amount of                                          ($            ) on October 31, 2019.

This Security shall bear interest from the date hereof as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: [                    ]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HUTCHINSON TECHNOLOGY INCORPORATED

By:
Name: Title:

Dated:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
solely as Trustee hereunder and not in its individual capacity

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

HUTCHINSON TECHNOLOGY INCORPORATED

CONVERTIBLE SENIOR NOTES DUE 2019

1. INTEREST

Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 8.50% per annum. The Company shall pay interest semi-annually on April 30 and October 31 of each year (each an “Interest Payment Date”), commencing April 30, 2015. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase date, as the case may be). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

No sinking fund is provided for the Securities.

2. METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on April 15 or October 15, as the case may be (each, a “Regular Record Date”), next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security through the Paying Agent by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Interest Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Debt Securities of the Company designated as its 8.50% Convertible Senior Notes Due 2019 (the “Securities”), issued under an Indenture dated as of October 20, 2014, between the Company and the Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of October 20, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior unsecured obligations of the Company. The Indenture does not limit debt of the Company, secured or unsecured.

5. NO OPTIONAL REDEMPTION. Prior to the Final Maturity Date, the Securities shall not be redeemable at the option of the Company.

6. [RESERVED]

7. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date. The Holder shall have the right to withdraw any Fundamental Change Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8. [RESERVED]

9. CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. Upon conversion of a Security, the Holder of such Security shall receive a number of shares of Common Stock equal to the product of (i) the number obtained by dividing the principal amount of the Security converted by $1,000 and (ii) the Conversion Rate in effect on the applicable Conversion Date; provided, however, that in lieu of any fractional share of Common Stock, the Company shall deliver an amount of cash equal to the product of (i) such fraction of a share and (ii) the Closing Price of the Common Stock on the applicable Conversion

Date (or, if the applicable Conversion Date is not a Trading Day, the Trading Day immediately preceding such Conversion Date).

10. DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11. PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

12. UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13. AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change (other than a change affecting the rights of a Holder to convert any of the Securities) that does not adversely affect the rights of the Holders in any material respect.

14. SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15. DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default with respect to the Securities shall occur if:

(1) the Company shall fail to pay when due the Principal or any Fundamental Change Repurchase Price of any Security, when the same becomes due and payable, whether at the Final Maturity Date, upon repurchase, acceleration or otherwise; or

(2) the Company shall fail to pay an installment of cash interest on any of the Securities, which failure continues for 30 days after the date when due; or

(3) the Company shall (A) fail to deliver when due any consideration payable upon conversion of the Securities, which failure continues for 5 days or (B) fail to comply with the provisions of Section 5.11 of the Supplemental Indenture, which failure continues for 5 days; or

(4) the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(5) default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6) upon the exercise of the Put Right set forth in Section 1(e) of the Securities Purchase Agreement by any of the Initial Purchasers or the Permitted Assignees, the failure by the Company to repurchase all or any portion of the Securities so put or to pay the interest accrued and payable in connection therewith, in each case pursuant to Section 1(e) of the Securities Purchase Agreement; or

(7) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences as a debtor a voluntary case or proceeding; or

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; or

(C) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F) consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt;

(B) appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C) orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) the Company shall fail to timely issue a Fundamental Change Company Notice in accordance with Section 3.02(b) of the Supplemental Indenture.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Notwithstanding the above, no Event of Default under clauses (4) or (5) above shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (4) or (5), as applicable, after receipt of such notice.

If an Event of Default (other than an Event of Default specified in clauses (7) or (8) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in clauses (7) or (8) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all payments due to the Trustee and any predecessor Trustee under the Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

16. TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17. NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

18. AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

19. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature
Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $            .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Your Signature
Date:
(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Hutchinson Technology Incorporated

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Hutchinson Technology Incorporated (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Fundamental Change Repurchase Price, together with accrued and unpaid interest, to, but excluding, such date, to the registered Holder hereof.

Dated:

Signature (s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be purchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security